EXHIBIT 99.1

NEWS RELEASE

PGTI Reports 2019 First Quarter Results

First Quarter Sales Growth of $33 Million Driven by Inclusion of Western Window Systems and Growth in Legacy New Construction Channel

VENICE, Fla., May 2, 2019 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in premium windows and doors, including impact-resistant products and products designed to unify indoor/outdoor living spaces, today announced financial results for its first quarter ended March 30, 2019.

Financial Highlights for First Quarter 2019 versus First Quarter 2018

●	Net sales for the first quarter increased 24 percent, to $174 million, including $32 million from Western Window Systems
●	Gross profit grew 37 percent, to $61.3 million
●	Net income for the quarter grew 13 percent, to $8.3 million
●
Net income per diluted share was flat at $0.14, and adjusted net income per diluted share of $0.16, decreased $0.03 from the prior year; both affected by the higher number of shares outstanding, resulting from the 2018 equity offering

●	Adjusted EBITDA grew 30 percent, to $28.3 million

"In the first quarter, PGT Innovations' significant growth in sales and EBITDA was driven by the inclusion of Western Window Systems and the strength in our new construction channel.  In our legacy markets, our corporate builder program grew significantly versus the prior year quarter as adoption of our impact products continues to accelerate," stated Jeff Jackson, President and Chief Executive Officer of PGT Innovations.

"First quarter sales for Western Window Systems grew versus the prior-year quarter as its penetration continued to increase in the indoor/outdoor living market. Integration continues to remain on track, as expected cost synergies began to be realized in the first quarter and meaningful progress was achieved in building the infrastructure to begin selling Western products in our legacy markets," added Jackson.

"Despite the slight decline in the repair and remodel market overlapping significant growth in the prior year period, we were able to deliver solid results in the first quarter of 2019, including the growth of Western Window Systems' sales and EBITDA compared to its pre-acquisition prior year period.  As we enter hurricane season, we are reaffirming full year guidance for 2019," stated Sherri Baker, Senior Vice President and Chief Financial Officer of PGT Innovations. "Our balance sheet remained strong at the end of the first quarter, with cash of $45 million and a net debt-to-adjusted EBITDA ratio, adjusted for the Western Window Systems acquisition, of 2.2 times," concluded Baker.

Conference Call

PGT Innovations will host a conference call on Thursday, May 2, 2019, at 10:30 a.m. The conference call will be available at the same time through the Investor Relations section of the PGT Innovations, Inc. website, http://ir.pgtinnovations.com/events.cfm.

To participate in the teleconference, kindly dial into the call a few minutes before the start time: 888-205-6786 (U.S. and Canada) and 786-789-4840 (U.S.). The conference ID is 987008. Please note that these are new dial-in phone numbers. A replay of the call will be available within approximately two hours after the scheduled end of the call on May 2, 2019, through 1:30 p.m. on May 9, 2019. To access the replay, dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (U.S.) and refer to pass code 2132984.

You may also join the conference online by using the following link:
https://services.choruscall.com/links/pgti190502D1RN8jkQ.html.

The webcast will also be available through the Investors section of the PGT Innovations, Inc. website: http://ir.pgtinnovations.com/events.cfm.

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows and doors. Its highly-engineered and technically-advanced products can withstand some of the toughest weather conditions on earth and unify indoor/outdoor living spaces.

PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves and a drive to develop category-defining products. PGT Innovations is also the nation's largest manufacturer of impact-resistant windows and doors, holds the leadership position in its primary markets, and is part of the S&P SmallCap 400 Index.

The PGT Innovations' family of brands include CGI®, PGT® Custom Windows & Doors, WinDoor®, Western Window Systems®, CGI Commercial® and Eze-Breeze®. The Company's brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. The Company's high-quality products are available in custom and standard sizes with multiple dimensions that allow for greater design possibilities in residential, multi-family, and commercial projects. For additional information, visit www.pgtinnovations.com.

Forward-Looking Statements

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may," "expect," "expectations," "outlook," "forecast," "guidance," "intend," "believe," "could," "project," "estimate," "anticipate," "should," "plan" and similar terminology. These risks and uncertainties include factors such as:

•
adverse changes in new home starts and home repair and remodeling trends, especially in the state of Florida, where the substantial portion of our sales are currently generated, and in the western United States, where the substantial portion of the sales of Western Window Systems' operations are generated, and in the U.S. generally;

•
macroeconomic conditions in Florida, where the substantial portion of our sales are generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the sales of Western Window Systems are currently generated, and in the U.S. generally;

•	our level of indebtedness, which increased in connection with our acquisition of Western Window Systems;
•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the Western Window Systems acquisition;
•
the risk that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from the Western Window Systems acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;
•	our dependence on a limited number of suppliers for certain of our key materials;
•	sales fluctuations to and changes in our relationships with key customers;
•
increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodeling or new home construction channels in our core markets and our inabiloity to collect such debt;

•
in addition to the Western Window Systems acquisition, our ability to successfully integrate businesses we may acquire, or that any business we acquire may not perform as we expected at the time we acquired it;

•	increases in transportation costs, including due to increases in fuel prices;
•	our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;
•	product liability and warranty claims brought against us;
•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;
•	our dependence on our limited number of geographically concentrated manufacturing facilities;
•
risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by "hackers" and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended; and

•	the risks and uncertainties discussed under Part I, Item 1A, "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 29, 2018.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding: (1) demand for our products going forward, including the demand for our impact-resistant products and the products of Western Window Systems; (2) our ability to gain market share in 2019 and beyond; (3) the Company's ability to continue to grow its sales and earnings in 2019 and going forward; (4) our ability to position ourselves as a national leader in the premium window and door market, and our performance in that market; (5) our integration of Western Window Systems and achievement of synergies related thereto; and (6) our financial and operational performance for our 2019 fiscal year, including our 2019 fiscal year outlook reaffirmed and set forth in this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances from the date of this press release.

Use of Non-GAAP Financial Measures

This press release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this press release are provided to give investors access to types of measures that we use in analyzing our results.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.

Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.

Our calculation of adjusted net income, adjusted net income per share, and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

Adjusted EBITDA as used in the calculation of the net debt-to-Adjusted EBITDA ratio, consists of our adjusted EBITDA as described above, but for the trailing twelve-month period, adjusted pursuant to the covenants contained in the 2016 Credit Agreement due 2022 for the acquisition of Western Window Systems.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations:
Sherri Baker, 941-480-1600
Senior Vice President and CFO
SBaker@PGTInnovations.com

Media Relations:
Brent Boydston, 941-480-1600
Senior Vice President, Corporate Sales and Marketing
BBoydston@PGTInnovations.com

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	March 30,	March 31,
	2019	2018

Net sales	$173,737	$140,253
Cost of sales	112,467	95,480
Gross profit	61,270	44,773
Selling, general and administrative expenses	44,014	28,657
Income from operations	17,256	16,116
Interest expense, net	6,714	4,043
Debt extinguishment costs	-	3,079
Income before income taxes	10,542	8,994
Income tax expense	2,285	1,654
Net income	$8,257	$7,340

Basic net income per common share	$0.14	$0.15

Diluted net income per common share	$0.14	$0.14

Weighted average common shares outstanding:
Basic	58,134	49,858

Diluted	59,220	51,998

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	March 30,	December 29,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$44,936	$52,650
Accounts receivable, net	76,035	80,717
Inventories	47,962	44,666
Contract assets, net	9,375	6,757
Prepaid expenses and other current assets	15,812	10,771
Total current assets	194,120	195,561

Property, plant and equipment, net	120,238	115,707
Operating lease right-of-use asset, net	29,568	-
Intangible assets, net	267,803	271,818
Goodwill	277,827	277,827
Other assets, net	1,192	1,240
Total assets	$890,748	$862,153

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$56,963	$68,557
Current portion of long-term debt	87	163
Current portion of operating lease liability	7,016	-
Total current liabilities	64,066	68,720

Long-term debt, less current portion	367,041	366,614
Operating lease liability, less current portion	25,510	-
Deferred income taxes, net	23,144	22,758
Other liabilities	15,139	18,517
Total liabilities	494,900	476,609

Total shareholders' equity	395,848	385,544
Total liabilities and shareholders' equity	$890,748	$862,153

PGT INNOVATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts and percentages)

	Three Months Ended
	March 30,	March 31,
	2019	2018
Reconciliation to Adjusted Net Income and
Adjusted Net Income per share (1):
Net income	$8,257	$7,340
Reconciling items:
Product line transition costs (2)	641	-
Acquisition costs (3)	650	-
Debt extinguishment costs (4)	-	3,079
Facility and equipment relocation costs (5)	-	435
Tax effect of reconciling items	(332)	(906)
Adjusted net income	$9,216	$9,948
Weighted-average diluted shares	59,220	51,998
Adjusted net income per share - diluted	$0.16	$0.19
Reconciliation to Adjusted EBITDA (1):
Depreciation and amortization expense	$8,512	$4,620
Interest expense, net	6,714	4,043
Income tax expense	2,285	1,654
Reversal of tax effect of reconciling items for
adjusted net income above	332	906
Stock-based compensation expense	1,198	514
Adjusted EBITDA	$28,257	$21,685
Adjusted EBITDA as percentage of net sales	16.3%	15.5%
Net debt-to-Adjusted EBITDA ratio, as adjusted for Western Window Systems (6)	2.2x

(1) The Company's non-GAAP financial measures were explained in its Form 8-K filed May 2, 2019.

(2) Represents costs relating to product line transitions, classified within cost of sales for the three months ended March 30, 2019.

(3) Represents costs relating to the Western Window Systems acquisition, classified within selling, general and administrative expenses for the three months ended March 30, 2019.

(4) Represents debt extinguishment costs for the three months ended March 31, 2018, relating to the Company's March 16, 2018 refinancing and second amendment of the 2016 Credit Agreement due 2022.

(5) Represents costs associated with planned relocation of the CGI Windows & Doors manufacturing operations to its new facility in Miami, FL, and costs associated with machinery and equipment relocations within our glass plant operations in Venice, FL as the result of our planned disposal of certain glass manufacturing assets to Cardinal Glass Industries. Of the $435 thousand, $416 thousand is classified within cost of sales during the three months ended March 31, 2018, with the remainder classified within selling, general and administrative expenses.

(6) Calculated in accordance with the covenants pursuant to the 2016 Credit Agreement due 2022 for the acquisition of Western Window Systems.